CHORDIANT SOFTWARE ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2007
ENDED MARCH 31

Reports Record Revenue and Profits
Achieves Profitability One Quarter Ahead of Internal Plan
Substantially Strengthens Cash Position in Fiscal Q2
Raises Fiscal Year 2007 Guidance and Provides Fiscal Year 2008 Guidance

CUPERTINO, California - April 30, 2007 -- Chordiant Software, Inc. (NASDAQ: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced its financial results for the second quarter of fiscal 2007 (FY) ended March 31, 2007, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC).

Second Quarter Fiscal 2007 Financial Highlights
•	Bookings of $41.6 million;
•	Record revenue of $32.8 million, up 25% year over year;
•	Record deferred revenue of $64.8 million, up 152% year over year;
•	Record backlog of $78.6 million;
•	Record GAAP EPS of $0.15;
•	Cash flow positive from operations in fiscal Q2; and
•	Cash, cash equivalents and restricted cash of $71.7 million.

Business Highlights
•	Signed four transactions greater than $1 million with new and existing customers;
•
Received two patents. The first was from the US Patent and Trademark Office which awarded Chordiant Patent Number 7,178,109 for innovative user interface design, first introduced in its family of browser-based applications in 2003. The second US Patent Number 7,194,380 covers the Decision Management Suite and how it generates accurate models for use in Chordiant’s applications;

•
Announced the availability of Chordiant Foundation 6.2, the Customer Experience platform. The platform continues Chordiant’s lead in advanced enterprise applications through the introduction of new technology and support for the latest Java platforms.

•	Combined with the Decisioning 6.0 release, Chordiant now has a single unified "Cx" platform that is unmatched in capability and performance in the industry;
•
Announced a major release of the Chordiant Decision Management suite version 6.0. At the heart of the Chordiant Cx platform, the suite brings business managed decisions and rules to the system and incorporates predictive and adaptive decision models in an industry unique manner;

•
Released the Fraud Investigations module, which represents major new functionality for the credit card industry in the space of fraud case management and streamlines the debt recovery of fraudulent transactions; and

•	Achieved growth in the Chordiant Mesh collaboration program, with over 700 participants from 16 organizations around the world collaborating on Chordiant solutions.

“The record revenue and profits we reported for the second quarter of fiscal 2007 were primarily due to the strong performance in our international business, the acceleration of percentage of completion project implementations in Europe, and greater enablement of our partners resulting in fewer Chordiant resources being required on some project implementations,” said Steven R. Springsteel, chairman and chief executive officer. “I am also very pleased that our team was able to achieve profitability one quarter ahead of our internal plan,” he stated.

Customer Wins
“Chordiant’s business momentum remains strong,” said Mr. Springsteel. “We continue to win significant license transactions with marquee-named customers in our core vertical markets.”

Chordiant entered into $1 million plus transactions with new and existing customers including De Lage Landen, a Netherlands based international provider of asset-based financing and vendor finance programs; Sky Broadcasting, the operator of the UK’s largest digital pay television platform; and Lloyds TSB, a leading UK financial services group.

Bookings
For the second quarter of FY 2007, Chordiant reported bookings of $41.6 million, compared to the $23.7 million reported for the second quarter of fiscal 2006.

Second Quarter Fiscal Year 2007 Financial Results
Total revenues for the second quarter of fiscal 2007 were a record $32.8 million, an increase of 25% from the $26.3 million reported for the three months ended March 31, 2006. For the six month period ended March 31, 2007, total revenues were $55.7 million, an increase of 14% from the $48.8 million report for the six month period of fiscal 2006. License revenues for the second quarter of FY 2007 were $18.9 million, compared to $13.2 million reported for the three months ended March 31, 2006. For the six month period ended March 31, 2007, license revenues were $26.0 million, compared to $22.3 million reported for the same period of fiscal 2006. Service revenues for the second quarter of FY 2007 were $13.9 million, compared to $13.1 million reported for the same period of FY 2006. For the six month period ended March 31, 2007, service revenues were $29.7 million, compared to $26.5 million for the same period of fiscal 2006.

Chordiant posted a record GAAP net income of $5.0 million, or a net income of $0.15 per share for the second quarter of fiscal 2007 ended March 31, compared to a GAAP net loss of $2.2 million, or $0.07 per share loss for the three months ended March 31, 2006. All share and per share amounts now reflect the 1 for 2.5 reverse stock split completed in February 2007.

Chordiant reported a record second quarter fiscal 2007 non-GAAP net income of $6.4 million, or a fully diluted non-GAAP net income of $0.19 per share, compared to a non-GAAP net income of $0.2 million, or a non-GAAP breakeven net income of $0.00 per share for the three months ended March 31, 2006. Non-GAAP net income excludes stock-based compensation, amortization of purchased intangible assets, restructuring expense and infrequent charges.

Deferred Revenue
The record deferred revenue balance of $64.8 million for the second quarter of fiscal 2007 ended March 31 increased 120% as compared to the ending balance of $29.5 million at September 30, 2006.

Backlog of Business
At March 31, 2007, Chordiant’s record backlog, which includes deferred revenue, increased 116% to $78.6 million, as compared to $36.4 million at the end of September 30, 2006. The quarterly change in backlog is primarily related to strong bookings in Europe in the second quarter of FY 2007.

Cash Position
Chordiant increased its cash, cash equivalents and restricted cash position by $25.9 million to $71.7 million at March 31, 2006 as compared to $45.8 million at the end of September 30, 2006.

Non-GAAP Financial Measurements
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "NON-GAAP Financial Measures" as well as the related Table C which follows it.

Raises Fiscal Year 2007 Financial Guidance
Today, Chordiant is raising its financial guidance for fiscal year 2007 as follows:
•
Chordiant is increasing its total bookings guidance for fiscal year 2007. Total bookings are now expected to range between $160 million and $170 million in FY2007 representing an estimated increase of approximately 59% to 69% from total bookings achieved in fiscal 2006;

•
Chordiant is increasing its total revenue guidance for fiscal year 2007. Chordiant now expects total revenue to range between $123 million and $128 million representing an expected increase of between 26% and 31% from total revenue reported in fiscal 2006;

•	Chordiant’s increased deferred revenue balance of $64.8 million is expected to remain relatively flat for the second half of fiscal 2007;
•
Chordiant’s total fiscal 2007 GAAP income from operations as a percentage of revenues is now expected to range between 0% and 3% for fiscal 2007 and non-GAAP income from operations as a percentage of revenues is expected to range between 10.5% and 12.5% for fiscal 2007;

•
Chordiant now expects to report GAAP fully diluted EPS between $0.03 and $0.12 and non-GAAP EPS between $0.40 and $0.50 for fiscal 2007 based on a fully diluted estimate of 33.8 million shares of common stock;

•
Chordiant expects GAAP income from operations as a percentage of revenues for the second half of fiscal 2007 to range between 9% and 13% and expects non-GAAP income from operations to range between 14% and 17% for the same timeframe; and

•
Chordiant now expects to exit fiscal 2007 with ending cash and restricted cash balances in the range of $75 million and $85 million, representing a revised positive cash flow estimate of between $30 million to $40 million in fiscal 2007.

These 2007 financial projections and a reconciliation of non-GAAP projections to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles can be found in the accompanying tables titled "Financial Projections" as well as the related Table D which follows it.

Announces Fiscal Year 2008 Financial Guidance
Today, Chordiant is announcing its financial guidance for fiscal year 2008 as follows:
•	Chordiant’s total bookings for fiscal year 2008 are expected to range between $150 million and $160 million;
•	Chordiant’s total revenue for fiscal year 2008 is expected to range between $140 million and $150 million;
•	Chordiant expects to maintain or slightly increase its deferred revenue balances during fiscal 2008;
•
Chordiant’s total fiscal 2008 GAAP income from operations as a percentage of revenues is expected to range between 11% and 14% and non-GAAP income from operations as a percentage of revenues is expected to range between 15% and 18%;

•
Chordiant expects to report GAAP fully diluted EPS between $0.46 and $0.61 and non-GAAP EPS between $0.60 and $0.76 for fiscal 2008 based on a fully diluted estimate of 36.5 million shares of common stock;

•	Chordiant expects to generate positive cash flows in excess of $20 million in fiscal 2008; and
•	Chordiant announced it has revised its previous non-GAAP Targeted Operating Model which is posted on Chordiant’s website at http://chrd.client.shareholder.com/.

These 2008 financial projections and a reconciliation of non-GAAP projections to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles can be found in the accompanying tables titled "Financial Projections" as well as the related Table E which follows it.

Conference Call and Webcast Scheduled for April 30, 2007
Chordiant Software will host a conference call and webcast to discuss its final financial results for the second quarter of fiscal 2007 ended March 31, and also its fiscal 2007 and fiscal 2008 financial guidance on April 30, 2007 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 22:00 (GMT). The live audio webcast will be available to investors and the general public from the following website:
http://www.veracast.com/webcasts/chordiant2/22112157.cfm

Alternatively, you may access Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant’s Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Monday, April 30, 2007, beginning at approximately 5:00 p.m. (PT), 8:00 p.m. (ET), 06:00 (GMT) for seven days after the live call. The replay can be accessed by dialing 303-590-3000, access code 11087854#.

About Chordiant Software, Inc.
Chordiant helps leading global brands such as HSBC, Barclay’s, CIBC and Capital One deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to uniquely understand the customer’s behavior. This deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer.  With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at http://www.chordiant.com. Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, whether Chordiant’s customers will honor their contractual commitments, whether the Company will be able to achieve its revenue targets and market acceptance of its products.  Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period ended September 30, 2006, and Chordiant’s most recent quarterly report on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.     .
(408) 517-6282
steve.polcyn@chordiant.com

Chordiant Software, Inc.
NON-GAAP FINANCIAL MEASURES

The accompanying press release dated April 30, 2007 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit and related gross profit as a percentage of revenue, non-GAAP profit (loss) from operations and related non-GAAP profit (loss) as a percentage of revenue, non-GAAP net profit (loss) and basic and diluted non-GAAP net profit (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include share-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock. Additionally, recent comparative periods also include stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include share-based compensation expenses impacting their functions income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of functional or geographic performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

 Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their functions income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consist of expenses for idle facilities and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table D and Table E include all information reasonably available to Chordiant at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, strategic investments including acquisitions and goodwill and other asset impairment.

Table A
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
Revenues:
License	$18,882	$13,206	$26,044	$22,332
Service	13,883	13,067	29,660	26,499
Total revenues	32,765	26,273	55,704	48,831
Cost of revenues:
License	583	518	1,037	961
Service	5,622	7,867	13,088	14,252
Amortization of intangible assets	303	303	606	606
Total cost of revenues	6,508	8,688	14,731	15,819
Gross profit	26,257	17,585	40,973	33,012
Operating expenses:
Sales and marketing	8,314	8,761	15,578	16,901
Research and development	7,296	5,862	13,592	10,379
General and administrative	5,295	5,244	10,906	9,963
Restructuring expense	255	—	6,727	—
Total operating expenses	21,160	19,867	46,803	37,243
Income (loss) from operations	5,097	(2,282)	(5,830)	(4,231)
Interest income, net	492	281	796	480
Other income (expense), net	180	(31)	165	87
Income (loss) before income taxes	5,769	(2,032)	(4,869)	(3,664)
Provision for income taxes	794	170	905	291
Net income (loss)	$4,975	$(2,202)	$(5,774)	$(3,955)

Net income (loss) per share:
Basic	$0.15	$(0.07)	$(0.18)	$(0.13)
Diluted	$0.15	$(0.07)	$(0.18)	$(0.13)

Weighted average shares used in computing net income (loss) per share:
Basic	32,153	30,891	31,939	30,810
Diluted	33,216	30,891	31,939	30,810

Table B
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2007	September 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$71,321	$45,278
Restricted cash	51	185
Accounts receivable	26,711	19,025
Prepaid expenses and other current assets	9,549	5,210
Total current assets	107,632	69,698
Restricted cash—long-term	303	334
Property and equipment, net	2,790	2,630
Goodwill	32,044	32,044
Intangible assets, net	3,331	3,937
Other assets	3,184	2,860
Total assets	$149,284	$111,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,204	$7,665
Accrued expenses	16,605	15,706
Deferred revenue	48,861	23,909
Current portion of capital lease obligations	—	95
Total current liabilities	72,670	47,375
Deferred revenue—long-term	15,966	5,596
Restructuring costs, net of current portion	3,310	1,239
Other long-term liabilities	320	68
Total liabilities	92,266	54,278

Stockholders’ equity:
Common stock, $0.001 par value; 32,746 and 32,030 shares issued and outstanding at March 31, 2007 and September 30, 2006, respectively	33	32
Additional paid-in capital	291,475	286,440
Accumulated deficit	(238,717)	(232,943)
Accumulated other comprehensive income	4,227	3,696
Total stockholders’ equity	57,018	57,225
Total liabilities and stockholders’ equity	$149,284	$111,503

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006

GAAP total cost of revenue	$6,508	$8,688	$14,731	$15,819
Amortization of intangible assets	(303)	(303)	(606)	(606)
Stock based compensation expense	(54)	(58)	(161)	(84)
Non-GAAP total cost of revenue	$6,151	$8,327	$13,964	$15,129

GAAP gross profit	$26,257	$17,585	$40,973	$33,012
Amortization of intangible assets	303	303	606	606
Stock based compensation expense	54	58	161	84
Non-GAAP gross profit	$26,614	$17,946	$41,740	$33,702

GAAP income (loss) from operations	$5,097	$(2,282)	$(5,830)	$(4,231)
Amortization of intangible assets	303	303	606	606
Restructuring expenses and non-recurring charges	255	920	6,976	920
Stock based compensation expense	893	1,136	1,869	2,237
Non-GAAP income (loss) from operations	$6,548	$77	$3,621	$(468)

GAAP net income (loss)	$4,975	$(2,202)	$(5,774)	$(3,955)
Amortization of intangible assets	303	303	606	606
Restructuring expense and non-recurring charges	255	920	6,976	920
Stock based compensation expense	893	1,136	1,869	2,237
Non-GAAP net income (loss)	$6,426	$157	$3,677	$(192)

GAAP net income (loss) per basic share	$0.15	$(0.07)	$(0.18)	$(0.13)
Amortization of intangible assets	0.01	0.01	0.02	0.02
Restructuring expense and non-recurring charges	0.01	0.03	0.22	0.03
Stock based compensation expense	0.03	0.04	0.06	0.07
Non-GAAP net income (loss) per basic share	$0.20	$0.01	$0.12	$(0.01)

Shares used in basic per share amounts	32,153	30,891	31,939	30,810

GAAP net income (loss) per fully diluted share	$0.15	$(0.07)	$(0.18)	$(0.13)
Amortization of intangible assets	0.01	0.01	0.02	0.01
Restructuring expense and non-recurring charges	(0.00)	0.03	0.21	0.03
Stock based compensation expense	0.03	0.03	0.06	0.08
Non-GAAP net income (loss) per fully diluted share	$0.19	$0.00	$0.11	$(0.01)

Shares used in fully diluted per share amounts	33,216	33,355	32,969	30,810

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2007
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$7,296	$8,314	$5,295	$255	$21,160
Stock based compensation expense	(168)	(237)	(434)	—	(839)
Restructuring expense and non-recurring changes	—	—	—	(255)	(255)
Non-GAAP Operating expense	$7,128	$8,077	$4,861	$—	$20,066

	Three Months Ended March 31, 2006
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$5,862	$8,761	$5,244	$—	$19,867
Stock based compensation expense	(69)	(613)	(396)	—	(1,078)
Restructuring expense and non-recurring changes	—	—	(920)	—	(920)
Non-GAAP Operating expense	$5,793	$8,148	$3,928	$—	$17,869

	Six Months Ended March 31, 2007
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$13,592	$15,578	$10,906	$6,727	$46,803
Stock based compensation expense	(262)	(566)	(808)	—	(1,708)
Restructuring expense and non-recurring changes	—	—	(249)	(6,727)	(6,976)
Non-GAAP Operating expense	$13,330	$15,012	$9,777	$—	$38,119

	Six Months Ended March 31, 2006
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$10,379	$16,901	$9,963	$—	$3,7243
Stock based compensation expense	(128)	(1,335)	(690)	—	(2,153)
Restructuring expense and non-recurring changes	—	—	(920)	—	(920)
Non-GAAP Operating expense	$10,251	$15,566	$8,353	$—	$34,170

Table D
Chordiant Software, Inc.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures
to Most Directly Comparable GAAP Financial Measures
(In Thousands, except for share data amounts)
(Unaudited)

	Forward Looking Guidance
	FY 2007 GAAP Range of Estimates		Adjustments			FY 2007 Non -GAAP Range of Estimates
	From	To				From	To

Bookings	$160,000	$170,000	$			$160,000	$170,000

Revenue	$123,000	$128,000	$			$123,000	$128,000
Gross profit	89,383	95,003		1,637	[A]	91,020	96,640
Income from operations	232	3,317		12,683	[B]	12,915	16,000
Net Income	982	4,067		12,683	[B]	13,665	16,750

Net income per share	$0.03	$0.12	$			$0.40	$0.50
Shares used	33,750	33,750				33,750	33,750

[A]	Reflects estimated adjustments for $1.212 million of amortization of purchased intangibles and
$0.425 million of stock based compensation

[B]	Reflects estimated adjustments for $1.212 million of amortization of purchased intangibles, $4.500 million of stock based compensation and $6.971 million of estimated restructuring and non-recurring charges.

Table E
Chordiant Software, Inc.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures
to Most Directly Comparable GAAP Financial Measures
(In Thousands, except for share amounts)
(Unaudited)

	Forward Looking Guidance
	FY 2008 GAAP Range of Estimates		Adjustments			FY 2008 Non -GAAP Range of Estimates
	From	To				From	To

Bookings	$150,000	$160,000	$			$150,000	$160,000

Revenue	$140,000	$150,000	$			$140,000	$150,000
Gross profit	101,845	111,949		1,625	[A]	103,470	113,574
Income from operations	15,670	21,374		5,200	[B]	20,870	26,574
Net Income	16,670	22,374		5,200	[B]	21,870	27,574

Net income per share	$0.46	$0.61	$			$0.60	$0.76
Shares used	36,500	36,500				36,500	36,500

[A]	Reflects estimated adjustments for $1.200 million of amortization of purchased intangibles and
$0.425 million of stock based compensation

[B]	Reflects estimated adjustments for $1.200 million of amortization of purchased intangibles and
$4.000 million of stock based compensation.